Exhibit 10.5

The Required Holder,  in its capacity as a noteholder, consents to (i) the incurrence of the indebtedness from the Utah Autism Foundation in an amount up to $1,200,000, the proceeds of which may be used to repay the obligations under the company's existing master lease with Onset Financial, and (ii) the grant of a security interest by the company in the specific equipment that was the subject of the Onset lease.  These waivers are effective only in this specific instance and for the specific purposes set forth above, and do not allow for any further departure from the terms and conditions of the notes and the other transaction documents, which terms and conditions shall continue in full force and effect.